                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report: April 30, 2001
                        (Date of earliest event reported)

                                 InterTAN, Inc.
             (Exact name of Registrant as specified in its charter)

          Delaware                     1-10062                    75-2130875
(State of Incorporation)         (Commission File No.)         (I.R.S. Employer
                                                             Identification No.)

     3300 Highway #7, Suite 904
       Concord, Ontario, Canada                                     L4K 4M3
(Address of principal executive offices)                           (Zip Code)

               Registrant's telephone number, including area code:
                                 (905) 760-9701

Item 2. Acquisition or Disposition of Assets
        ------------------------------------

On April 30, 2001, pursuant to a Share Sale Agreement dated April 10, 2001, InterTAN, Inc., a Delaware corporation (the "Registrant"), and InterTAN Canada Ltd., a wholly-owned subsidiary of the Registrant, each transferred and conveyed all of their respective equity interest in InterTAN Australia Ltd., a New South Wales corporation and wholly-owned subsidiary of the Registrant (the "Company"), to Dick Smith Electronics Holdings Pty Ltd (the "Purchaser"), for cash consideration paid at closing of A$114,139,649. Post-closing, the Registrant may be required to repay a portion of the purchase price to the Purchaser, based on the results of an audit of the Company's balance sheet as at April 30, 2001 (the "Completion Accounts"). The price will be adjusted upwards or downwards depending on the relationship between the net assets of the Company as determined in the Completion accounts and the net assets as at December 31, 2000. Based on unaudited results for the period January 1, 2001 through March 31 and preliminary results for the month of April, management estimates that the price will be adjusted downwards by approximately A$1,300,000 (approximately $650,000). The Company owns and operates retail stores in Australia through which it engages in the sale of a broad range of private label and brand name consumer electronics products.

The consideration received by Registrant was determined through arms-length negotiation between the Registrant and the Purchaser.

Item 7. Financial Statements and Exhibits.
        ---------------------------------

     (b)  Unaudited pro forma consolidated financial information

                                 InterTAN, Inc.
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma consolidated statements of operations for the year ended June 30, 2000 and for the nine months ended March 31, 2001 reflect the historical accounts of the Registrant, adjusted to give effect to the Registrant's disposition of the Company as if the disposition had occurred as of the beginning of each period presented.

The following unaudited pro forma consolidated balance sheet as at March 31, 2001 reflects the historical consolidated balance sheet of the Registrant adjusted to give effect to the disposition of the Registrant's operating subsidiary in Australia as if such dispositions had taken place on March 31, 2001.

The accounts of InterTAN Australia Ltd. are maintained in Australian dollars. The statement of operations is translated using monthly average exchange rates and the balance sheet has been translated at the exchange rate in effect on the balance sheet date (as at March 31, 2001 the exchange rate was 0.4853 U.S. dollars to the Australian dollar).

The unaudited pro forma consolidated financial information should be read in conjunction with the historical financial statements of the Registrant. The unaudited pro forma consolidated financial data is for informational purposes only. It is not necessarily indicative of the results of operations or the financial position which would have been attained had the disposition been consummated at the foregoing dates and is not intended to project the Registrant's financial condition on any future date or results of operations for any future period.

InterTAN, Inc.
Pro Forma Consolidated Statements of Operations
For the Nine Months Ended March 31, 2001
--------------------------------------------------------------------------------
(U.S. dollars in thousands, except per share data)
(Unaudited)


                                                                                Historical
                                                        Historical               InterTAN                   Pro Forma
                                                       Consolidated              Australia                Consolidated
                                                                                  Ltd./(1)/
                                                    -------------------    --------------------       ---------------------
Net sales and operating revenues                      $   387,527            $    80,569                $   306,958
Other income                                                  109                     94                         15
                                                    -------------------    --------------------       ---------------------
                                                          387,636                 80,663                    306,973
                                                    -------------------    --------------------       ---------------------
Operating costs and expenses:
   Cost of products sold                                  232,747                 48,368                    184,379
   Selling, general and administrative
     expenses                                             115,763                 29,597                     86,166
   Depreciation and amortization                            4,882                  1,130                      3,752
                                                    -------------------    --------------------       ---------------------
                                                          353,392                 79,095                    274,297
                                                    -------------------    --------------------       ---------------------
Operating income                                           34,244                  1,568                     32,676
Foreign currency transaction gains (losses)                  (268)                  (340)                        72
Interest income                                               917                    101                        816
Interest expense, net                                        (731)                   (14)                      (717)
                                                    -------------------    --------------------       ---------------------
Income before income taxes                                 34,162                  1,315                     32,847
Provision for income taxes                                 15,268                    275                     14,993
                                                    -------------------    --------------------       ---------------------
Net income                                            $    18,894            $     1,040                $    17,854
                                                    ===================    ====================       =====================
Basic net income per
     average common share                             $      0.68                                       $      0.64
Diluted net income per
     average common share                             $      0.66                                       $      0.62
Average common shares outstanding                          27,905                                            27,905
Average common shares outstanding
     assuming dilution                                     28,637                                            28,637

The accompanying notes are an integral part of these pro forma consolidated financial statements.